EXHIBIT 23.1

[Letterhead]
Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 18, 2007, relating to the consolidated financial statements and financial statement schedule of Deere & Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Deere & Company’s adoption of Financial Accounting Standards Board (“FASB”) Statement  No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R) which changed its method of accounting for pension and postretirement benefits as of October 31, 2007) and the effectiveness of Deere & Company and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Deere & Company and subsidiaries for the year ended October 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 25, 2008